UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	0-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio		44410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On May 22, 2012, Cortland Bancorp held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)	The first issue voted upon at the Annual Meeting was the election of directors for a three year term to expire at the 2015 Annual Meeting of Shareholders. The following votes were cast:

	Number of Votes
	For	Withheld	Broker Non-Votes
George E. Gessner	2,071,035	48,356	836,215
James E. Hoffman, III	1,912,279	207,112	836,215
Joseph E. Koch	2,044,137	75,255	836,215
Timothy K. Woofter	2,079,068	40,324	836,215

The appointment of S.R. Snodgrass, A.C. as Cortland’s independent auditor for the fiscal year ending December 31, 2012 was ratified.

Number of Votes
For	Against	Abstain	Broker Non-Votes
2,898,216	7,068	50,322	0

Section 7 – Regulation FD Disclosure, Financial Statements and Exhibits

Item 7.01. Regulation FD Disclosure.

The attached slide presentation contains information that the Chief Executive Officer and the Chief Financial Officer of Cortland Bancorp. (the "Company") used in a presentation to shareholders at the Company's Annual Meeting of Shareholders held on May 22, 2012 to assist in their understanding of the Company. A copy of the slide presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Company Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President and CEO

Date: May 23, 2012